EXHIBIT 23
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www.usdeloitte.com                                                      DELOITTE
                                                                        & TOUCHE








September 20, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of First Mutual Bancshares, Inc. dated September 19, 2000.

Yours truly,

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Seattle, Washington